UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2013

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On June 4, 2013 Orchard Supply Hardware Stores Corporation, a Delaware corporation (the “Company”), received written notice (the “Notice”) from the NASDAQ Stock Market indicating that the Company is no longer in compliance with NASDAQ Listing Rule 5605(b)(1), which requires that a majority of the Board be comprised of independent directors. In accordance with NASDAQ Listing Rule 5605(b)(1)(A), the Notice states that Nasdaq will provide the Company a cure period, in order to regain compliance, until the earlier of the Company’s next annual meeting of stockholders’ or May 2, 2014; or if the next annual stockholders’ meeting is held before October 29, 2013, then the Company must evidence compliance no later than October 29, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b) On June 4, 2013, William C. Crowley, Chairman of the Board of Directors of the Company (the “Board”) and a Board member previously elected by the holders of the Company’s Class A Common Stock, voting as a separate class, resigned as a Class A Director of the Company.

(d) Effective June 4, 2013, in accordance with the Company’s Amended and Restated Certificate of Incorporation, the Board members elected by the holders of the Company’s Class A Common Stock, voting as a separate class, appointed David I. Bogage as a member of the Board as a Class A Director. Mr. Bogage has been the Company’s Senior Vice President, Human Resources since April 2011. From February 2009 to January 2011, Mr. Bogage was Senior Vice President, Talent and Organizational Development of The Scotts Miracle-Gro Co., a manufacturer and marketer of branded consumer lawn and garden products. From August 2003 to March 2008, he was Senior Vice President, Human Resources and Organizational Development for The Haskell Company and from 1994 to 2003 he was Vice President, Human Resources at The Home Depot, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Michael W. Fox
Michael W. Fox Senior Vice President, General Counsel and Secretary